SCHEDULE II
                                   INFORMATION WITH RESPECT TO
                       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FLOWERS INDUSTRIES

                    MJG ASSOCIATES, INC.
                                 3/26/01            3,000-           12.5000
                    GABELLI PERFORMANCE PARTNERS
                                 3/26/01           12,000-           12.5000
                    GAMCO INVESTORS, INC.
                                 3/26/01          554,100-           12.5000
                                 3/26/01        5,561,425-           12.5000
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 3/26/01          400,000-           12.5000
                         GABELLI SMALL CAP GROWTH FUND
                                 3/26/01          123,000-           12.5000
                         GABELLI ASSET FUND
                                 3/26/01          605,200-           12.5000
                         GABELLI CAPITAL ASSET FUND
                                 3/26/01          100,000-           12.5000


          (1) THE TRANSCATION ON 3/26/01 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D.

          (2) PRICE EXCLUDES COMMISSION.